UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 16, 2017

U-Mind Space, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Wyoming	333-185146	45-4924646
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

99 South Almaden Blvd. Suite 600
San Jose, CA 95113
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(408) 402-1573
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01	Entry into a Material Definitive Agreement.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.06	Change in Shell Company Status.
Item 8.01	Other Events.

On November 16, 2017, U-Mind Space, Inc. (the "Company") entered into two agreements (described below) which, when combined with the prior infusions of capital into the Company by the Company's Chairman of the Board of Directors and controlling shareholder, Sehee Lee, enabled the Company to commence operations and the implementation of its business plan, and to cease being a "shell company" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

This Current Report is being filed to provide "Form 10 Information" about the new business plans, strategies, and planned operations of the Company to satisfy the requirements to cease to be a shell company.

Item 1. Business.

Organization

U-Mind Space, Inc., a Wyoming corporation, was incorporated on March 26, 2012, under the name Orion Financial Group, Inc. ("Orion").  Orion originally sought to provide strategic financial consulting services to companies requiring advice in the area of corporate growth strategies. Additionally, Orion sought to provide financing alternatives to executives that seek to purchase (buy-side), divest (sell-side), or recapitalize their public or private company. More specifically, Orion intended to provide consulting services across industry sectors to companies that have revenues between $2.5 million and $100 million.

On November 25, 2013, Orion filed Articles of Amendment with the Secretary of State of Wyoming, increasing the number of authorized shares of Common Stock from 100,000,000 to 250,000,000. Subsequently, on April 25, 2014, Orion filed Articles of Amendment with the Secretary of State of Wyoming, authorizing 5,000,000 shares of Preferred Stock, par value $0.001 per share, designated as Series A Voting Preferred Stock.

On May 9, 2017, Orion filed Articles of Amendment with the Secretary of State of Wyoming, increasing the number of authorized shares of Common Stock from 250,000,000 to 255,000,000 and decreasing authorized shares of Preferred Stock from 5,000,000 to none.

Between inception and August 2017, Orion had limited operations.

Change of Control; U-Mind Club; Sehee Lee

On August 21, 2017, Joshua Nadav, the Chief Executive Officer, Chief Financial Officer, and majority controlling stockholder of Orion, entered into a Share Purchase Agreement (the "SPA") with U-Mind Club, Inc., a California corporation ("Club"). The SPA was a result of a privately negotiated transaction and on August 31, 2017, in connection with the closing of the SPA, the control block of voting stock of Orion Financial Group, Inc., represented by Mr. Nadav's 93,522,000 shares of common stock (the "Shares") was transferred to Sehee Lee, Chairman of the Board of Directors of Club for $275,000 which resulted in a change of control of Orion. The source of the cash consideration for the Shares was corporate funds from Club.

Effective upon the closing date of the SPA, Joshua Nadav resigned from his positions as President, CEO, CFO, Secretary, Treasurer, and Chairman of the Board of Directors, and released Orion from all accounts payable and loans due to related parties. Further, effective as of the same closing date, Joshua Nadav appointed Sehee Lee as Chairman of the Board of Directors and Jae Yoon Chung as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director of Orion Financial Group, Inc.

On September 12, 2017, the newly appointed board of directors adopted a resolution approving Articles of Amendment effectuating (i) a name change from Orion to U-Mind Space, Inc. ("U-Mind" or the "Company"); (ii) a decrease in the number of shares of common stock that the Company is authorized to issue from Two Hundred Fifty Five Million (255,000,000) to Two Hundred Fifty Million (250,000,000); (iii) an increase in the number of shares of Preferred Stock that the Company is authorized to issue from zero (0) to Five Million (5,000,000); (iv) a change in the par value of Common Stock from $0.001 to $0.0001; and (v) a one (1) for forty (40) reverse stock split of the Corporation's outstanding Common Stock to which every forty (40) shares of outstanding old Common Stock of the Corporation were converted into one (1) share of new Common Stock.

Subsequently, on September 13, 2017, pursuant to majority stockholder consent, the Company filed Articles of Amendment with the Wyoming Secretary of State, to effectuate (i) a name change of the Corporation to U-Mind Space, Inc., (ii) a decrease in the number of shares of common stock that the Corporation is authorized to issue from Two Hundred Fifty Five Million (255,000,000) to Two Hundred Fifty Million (250,000,000), (iii) an increase in the number of shares of Preferred Stock that the Corporation is authorized to issue from none (0) to Five Million (5,000,000), (iv) a change in the par value of Common Stock from $0.001 to $0.0001 and (v) a one (1) for forty (40) reverse stock split of the Corporation's outstanding Common Stock to which every forty (40) shares of outstanding old Common Stock of the Corporation was converted into one (1) share of new Common Stock, effective September 28, 2017.

Business Overview

Universal Mind ("U-Mind") is a project created to take advantages of the recent prosperous advancements in Information Communication Technology ("ICT"), to create a global society of the like-minded communities. The Company calls it the "U-Mind Space."

The U-Mind Space concept was realized by two groups, one that had been working in the on-line shopping mall industry, and another that has long experiences in ICT industry, including artificial intelligence and machine learning.

From the August 2016, these two groups started to create a platform to combine ICT and the online shopping space (the "Online Mall").  On March 9, 2017, these two groups formed a new California corporation named U-Mind Club, Inc. ("Club"). The business plan of the Club was to charge members a monthly fee (the "Service Fee") to access the online shopping mall and to participate in the ICT-based communities.  Vendors (the "Vendor Members") paid $100 per month to have the opportunity to sell up to ten (10) products per month in the Online Mall, and individuals ("Retail Members") who wished to shop at the Online Mall paid a $10 per month Service Fee.  The products in the Online Mall were discounted from retail prices available outside the Online Mall, which was attractive to the Retail Members, and the Vendor Members would be able to sell their products at lower costs with the chance of increased sales to the Retail Members.

Following all the preparation to begin commercial operations, Club implemented its online shopping experience, and began to get paid Vendor Members and Retail Members for the community, beginning in August 2017.  Each Vendor Member and Retail Member entered into an agreement with Club relating to the payment of the monthly Service Fee and for access to the Online Mall.

Following the acquisition of the controlling interest in the Company by Club (and the immediate assignment of the shares to Mr. Lee), the Company has worked with the existing Vendor Members and Retail Members of Club to enter into new agreements with the Company to create the new business of the Company.

Artificial Intelligence; U-Mind Space

As demonstrated in numerous recent human vs machine competitions such as, AlphaGo vs World Top level Go players, where Google's artificial-intelligence-driven software program challenged top players of the traditional Chinese strategy game Go, Artificial Intelligence becoming more and more prevalent in daily life, as are virtual reality and augmented reality.

In the U-Mind Space platform, the Company seeks to set up an innovative virtual life space to consume and share, produce and sell, communicate and create with all humankind in the world.  Management of the Company believes it could be a game-changer to open a new era of human networking with like-minded individuals and groups, to enable people to join and work together.

The Company, U-Mind Space, Inc., is implementing and rolling out the new "U-Mind Space Business," which is composed of four separate but interrelated components:

-	U-Mind Space (www.u-mind.space): the corporate web site to explain about the business and to provide a one-stop portal for the other features and services;

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U-Mind Club (www.u-mind.club): Innovative membership on-line marketplace (the "U-Mind Club Marketplace") in which members can sell and buy their like-minded products from and/or with their like-minded people;

-	U-Mind Artificial Intelligence Engine: Enables Members to find people throughout the world with similar interests, the "Like-Minded people" and create virtual and real-world communities.

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U-Mind App: The U-Mind App will enable Members to use the U-Mind AI Engine in their smart phones and other devices, permitting them to create and participate in communities of like-minded individuals without the necessity of being near a personal computer.

The features of each component of the business will be expanded in accordance with the market needs and technology advancements.

U-Mind Club Marketplace

In the U-Mind Club marketplace, Members will enjoy;

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No Transaction Fee for the Vendor Members: The U-Mind Club Marketplace will not charge a per-transaction fee to the Vendor Members. As such, the price for products sold by Vendor Members should be always cheaper than the other retail outlets, including other online retail shopping portals, which generally charge the fee to the vendors.

-
U-Mind Zone Event: The U-Mind Club Marketplace will support selected Vendor Members and enable them to sell specified products at prices even lower than their own costs at a daily U-Mind Zone Event. The products sold at the U-Mind Zone Events will be limited in quantity, and each day will bring a new Event, with multiple new products.

o
In the U-Mind Zone, the daily U-Mind Zone Events will be offered. The U-Mind Zone is the section of the Online Mall with specially discounted products from the selected Vendor Members. Selected Vendors Members can provide from 50% up to 90% discount on the products sold in the U-Mind Zone Event, and the Vendor Members may recoup their costs by utilizing the Company's support to cover the deficit. There will be 35 products in the U-Mind Zone every day, subject to limits relative to the reimbursements that can be provided.

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Personalized Show-window for Like-Minded Products: The U-Mind AI technology will enable Retail Members to personalize their interests, and will show them products related to those interests, selected by the technology without additional efforts by the Retail Members.

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Push-Notice to Like-minded Members for new "Like-Minded" products: The U-Mind AI Technology will permit Vendor Members to send notices automatically to Retail Members who have expressed interest in products similar to those sold by the Vendor Member.  The Vendor Member will not need to do anything; the U-Mind AI technology will do it automatically.

Additionally, both Vendor Members and Retail Members will receive, as part of their Service Fees, the U-Mind My Office. The U-Mind Space Business will provide a back office for all of the Vendor Members and the Retail Members to track and control their activities in the U-Mind Club, the Online Mall, and the U-Mind communities.

U-Mind Artificial Intelligence Engine

The truly unique feature of the U-Mind Space Business is the U-Mind AI Technology, which enables Vendor Members and Retail Members to find and match with like-minded people and products.  The Company is using technology that is enabled by a team of passionate technologists from Silicon Valley who are dedicated to understanding the art of decisions made by the subconscious mind to yield powerful business outcomes. This understanding of the decision-making process is accomplished by using the science of psychological, structured and unstructured social or enterprise data and machine learning to tap into the subconscious mind of humans, with a goal of capturing the true digital personality fingerprint of users.

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The U-Mind AI Engine recommends the prospecting of like-minded people through collection of certain information available online, and analysis on the data with its own algorithm, and provides cues and idea to enhance the potential for creation of social relationships with them.

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Unique AI algorithm makes the analysis accurate, fast, and effective to classify members for a member with the levels of the Likeness (Preference) through their social media, such as, FaceBook, LinkedIn, and Instagram.

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The system keeps track of changes and updates in the social media and through periodical questionnaires on the current social/economical issues and maintains the information used by the engine fresh and up-to-date.

-	With the developments of new features and the machine learning process, the system will evolve to become an ideal tool/platform for perfect target prospecting, both for consumer and for supplier.

U-Life Product Line

Certain of the Company's membership levels (discussed below) will have the opportunity to buy and sell special products supplied by the Company, including food supplements, dietary and health products, and additional products as introduced into the Online Mall by the Company.  These products are referred to as the "U-Life Products."

Membership Program

As noted above, U-Mind Space is a membership shopping mall platform based on social media network. The Company charges monthly system Service Fees to members based upon their membership level to cover the operation costs and make profit. Some other fees and charges will be applied for the certain special features. The Company provides sales compensations to the member who contributes to grow the community in various ways.

The free mobile app is available for everyone, and anyone over 18 years of age can join the community and can enjoy the features with the various levels of memberships offered, as follows.

There are two categories of Memberships: Retail Memberships, and Business (or affiliate) Memberships.

Retail Membership Levels

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Guest Member (HAL) Member: The Guest Member (or HAL Level Member) is a free membership to use the mobile app to find the like-minded people on the globe and buy the like-minded products, at the normal price what the Member Vendors will sell in the U-Mind Club Marketplace.

	o	Guest Members have the opportunity to use the mobile app and to shop in the Online Mall, but will not be able to participate in the U-Mind Zone Events.

-
Retail Consumer Member (SKY): The Retail Consumer Member (or Sky Level Member) is a Buyer membership with a $10 per month system Service Fee to use all the U-Mind Space services and to have a privilege to access U-Mind Zone, described in more detail above.

	o	Retail Consumer Members have the opportunity to use the mobile app and to shop in the Online Mall, and are able to participate in the U-Mind Zone Events.

-	Retail Vendor Member (GENESIS): The Retail Vendor Member (or Genesis Level Member) is a Vendor membership with a $100 monthly system Service Fee to be a vendor in the U-Mind Club and the U-Mind Zone.

o
Retail Vendor Members have the opportunity to use the mobile app and to shop in the Online Mall, and are able to participate in the U-Mind Zone Events as buyers. Retail Vendor Members also have the opportunity to sell up to 10 products in the Online Mall, and may be selected as U-Mind Zone Events sellers, where they can sell their products as higher discounts to the participants in the U-Mind Zone events.

Business (Affiliate) Membership Level

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Affiliate Vendor Member (SPACE): The Affiliate Vendor Member (or Space Level Member) is a membership that includes opportunities to participate in the growth of the business.  Affiliate Vendor Members will pay the $100 per month system Service Fee, plus $100 per year for the opportunity to take advantage of Debit Card program which enables to receive their commissions with the debit card account, plus $299 for the U-Mind Starter Kit, which includes a business manual and training.  Additional information about the Affiliate Vendor Member opportunities is provided below.

Direct Selling Model

In addition to the opportunity to shop in the Online Mall, Retail Consumer Members, Retail Vendor Members, and Affiliate Vendor Members will have the opportunity to receive compensation in the form of sales commissions for sales of the 4 different levels of the platform service membership and an option package which includes the Debit Card Service.

Retail Consumer Members and Retail Vendor Members will receive a sales commission of 20% of the monthly service fees for each Retail Membership sold to another individual by such Retail Consumer Member or Retail Vendor Member.

Additionally, Affiliate Vendor Members have the opportunity to receive sales commissions at several levels based on sales of the platform service memberships, as well as sales of U-Life Products.

Compensation will be paid to Affiliate Vendor Members as follows:

•	Avatar commissions (daily): 20% of the online shopping mall service and product sales' point value ("PV") of the Avatar generated downline from the selling Space member (currently set at 250 PV).

•
Rollup commissions (daily): 1% each of the PV of the new service fees/sales from up to 10 generations under the Affiliate Vendor Member via both Multi-Level and Single-Level Sponsor tree (non-direct selling/retail sales) commission structures.

•
Space commission (daily): by selling SPACE membership service fees, an Affiliate Vendor Member will receive 10% of the PV from the 1st generation, 5% of the PV from the 2nd generation, 3% of the PV from the 4th generation and 2% of the PV from the 4th generation (Sponsor Tree Structure).

•
U-Life Products Commission (monthly): by buying & selling the products in the U-Life Products Line, the Affiliate Vendor Member will get 30% of the small leg point value volume of the U-Life Product sales.

•
Space Title Commission (monthly): 1% from the sum of 1) Monthly service fee income & 2) point value volume of the U-Life Product sales for each month will be shared by the Affiliate Vendor Member, according to the title (rank) of the member.

The Company has commenced communications to the members of Club to offer them the opportunities to become members of the Company at any of the membership levels described above.

License Agreements

Effective November 1, 2017, the Company entered into a Software Platform License Agreement (the "Platform Agreement") with U-Mind Club, Inc. ("Club"), pursuant to which the Company received an exclusive, irrevocable, perpetual, non-sublicensable, non-transferrable, fully paid, royalty-free worldwide right and license to the intellectual property of Club (the "Club Intellectual Property"), which consists of the following:

-	Software platform consisting of all necessary software and support materials to enable the Company to operate:

	o	The corporate website to explain about the business and to provide a one-stop portal for other features and services;

	o	The Online Mall;

	o	The U-Mind app for smartphones and other devices;

	o	The U-Mind back office for Vendor Members and Retail Members to track and control their activities in the U-Mind communities and the Online Mall; and

	o	The U-Mind administrative office for employees of the Company to track, control, and administer the activities in the U-Mind system.

Pursuant to the Platform Agreement, Club retained ownership of the Club Intellectual Property. The Company and Club entered into the Platform Agreement on November 16, 2017, effective as of November 1, 2017.

Additionally, effective November 1, 2017, the Company entered into a Business Agreement (the "Business Agreement") with Dotin, LLC, a California limited liability company ("Dotin"), pursuant to which Dotin granted to the Company a limited, world-wide, nonexclusive, nontransferable license to Dotin's Application (which provides an instant list of like-minded people to enable users to create social and professional relationships with other users, using social media networks) and to an integrated solution which combines the Dotin Application and the Company's application (the "Combined Application") which the Company can provide to its members through its website. The Term of the Business Agreement is for three years, and the Business Agreement will automatically renew for successive one-year terms unless terminated by either party.  Pursuant to the Business Agreement, the Company agreed to pay sublicense or subscription fees to Dotin based on the number and level of the Company's Members using the Combined Application.

The summaries above of the Platform Agreement and the Business Agreement do not purport to be complete explanations of all of the terms of the Platform Agreement and the Business Agreement, and are qualified in their entirety by reference to the full text of the Platform Agreement and the Business Agreement, respectively, which are filed as exhibits hereto.

Item 1A. Risk Factors.

Because of the following risks, as well as other risks affecting our financial condition and operating results, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. The risks described below are those we currently believe could materially affect us. The following risks are not necessarily all of the important factors that could cause our actual results of operations to differ materially from those expressed in the forward-looking statements in this report.

Risks Relating to Our Company

Our Members could fail to comply with applicable legal requirements or our distributor policies and procedures, which could result in claims against us that could harm our business.

Our Members will be independent contractors and, accordingly, we are not in a position to directly provide the same oversight, direction and motivation as we would if they were our employees. As a result, there can be no assurance that our Members will comply with applicable laws or regulations or our distributor policies and procedures, participate in our marketing strategies or plans, or accept our introduction of new products.

Extensive federal, state, local and international laws regulate our business, products and direct selling activities. Because we plan to expand into foreign countries, our policies and procedures for our Members may differ slightly in some countries due to the different legal requirements of each country in which we do business. Some of these activities may not be deemed to be fully compliant with all regulatory requirements and the Company could be subject to related fines, penalties and other assessments. It can be difficult to enforce these policies and procedures if we have a large number of Members. Activities by our Members that violate applicable laws or regulations could result in government or the third party actions against us, which could harm our business. In addition, violations by our Members of our policies and procedures could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our Members.

Our business and stock price may be adversely affected if our internal control over financial reporting is not effective.

As a public company, we are required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. Section 404 of the Sarbanes-Oxley Act of 2002 (the Sarbanes-Oxley Act) requires that we evaluate and determine the effectiveness of our internal controls over financial reporting and provide a management report on the internal controls over financial reporting, which must be attested to by our independent registered public accounting firm.

We have not yet adopted, and are in the process of adopting, various measures that are designed to remediate the material weakness in our internal control over financial reporting. We are developing and implementing new control policies and procedures regarding the international business policies, practices, monitoring and training for each country outside the U.S. in which we do business. These remedial measures are subject to ongoing review by our management, including our Chief Executive Officer and Chief Financial Officer, as well as oversight by our audit committee. Although we plan to complete this remediation process as quickly as possible, the material weakness will not be considered remediated until the applicable remedial controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively. As a result, we cannot, at this time, estimate when such remediation will be completed. We also cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not exist in the future. Any failure to maintain or implement required new or improved controls, or any difficulties we encounter in their implementation, could result in significant deficiencies or material weaknesses, cause us to fail to timely meet our periodic reporting obligations, or result in material misstatements in our financial statements. Any such failure could also adversely affect the results of periodic management evaluations and annual auditor attestation reports regarding disclosure controls and the effectiveness of our internal control over financial reporting required under Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The existence of a material weakness could result in errors in our financial statements that could result in a restatement of financial statements, cause us to fail to timely meet our reporting obligations and cause investors to lose confidence in our reported financial information, leading to a decline in our stock price.

If we do not adequately manage our financial reporting and internal control systems and processes, our ability to manage and grow our business may be harmed.

Our ability to implement our business plan and comply with regulations requires an effective planning and management process and there is no assurance that we can effectively implement an effective process. We expect that we will need to improve existing operational and financial systems, procedures and controls, and implement new ones, to manage our future business effectively. Any implementation delays, or disruption in the transition to new or enhanced systems, procedures or controls, could harm our ability to forecast sales, manage our supply chain, and record and report financial and management information on a timely and accurate basis.

An inability to properly motivate and manage our Members could harm our business.

Motivating our Members and providing them with appropriate resources, including technology, tools, and training, are important to the growth and success of our business. From time to time, we may face challenges in motivating and managing our Members. The loss of key Members due to various factors including, but not limited to, voluntary termination or involuntary termination or suspension resulting from non-compliance with our policies and procedures, could distract our distributors and disrupt our business. If we fail to properly manage any discord among our leading Members in our target markets, we could lose additional leaders, including to competing direct selling companies, which could have a significant negative impact on our revenue. Our inability to properly manage these and other distractions may have a negative impact on our business.

We may not be successful in expanding our operations.

We may not be successful in expanding our operations. We have not yet commenced running the online shopping mall fully by the name of the Company, and we have limited experience in bringing in members to sell products through direct selling compared to other companies in our industry. As such, we may have limited insight into trends, disruptions and other factors that may emerge and affect our business. For example, from time to time, we may be obliged to terminate one or more of our Members for actions contrary to their contractual obligations with us. Additionally, we may not be successful in keeping our leading Members focused and motivated or in aligning their goals with the goals of our company. We also have limited experience expanding into new geographic markets. Although we are seeking to continue our expansion, if we fail to effectively expand our operations into additional markets, we may be unable to generate consistent operating profit growth in future periods.

We may not succeed in growing existing markets or opening new markets.

We anticipate having international operations in Japan, Korea and China as well as in the United States. We believe that our ability to achieve future growth is dependent in part on our ability to effectively expand into new international markets. We must overcome significant regulatory and legal barriers before we can begin marketing in any international market. Also, before marketing commences in a new country or market, it is difficult to assess the extent to which our products and sales techniques will be accepted or successful in any given country. In addition to significant regulatory barriers, we may also encounter problems conducting operations in new markets with different cultures and legal systems from those encountered elsewhere. We may be required to reformulate one or more of our products before commencing sales of that product in a given country. Once we have entered a market, we must adhere to the regulatory and legal requirements of that market. We may not be able to obtain and retain necessary permits and approvals in new markets, or we may have insufficient capital to finance our expansion efforts in a timely manner.

We rely on our information technology systems to manage numerous aspects of our business, and a disruption in these systems could adversely affect our business.

We depend on our information technology, or IT, systems to manage numerous aspects of our business, including our finance and accounting transactions, to manage our Members compensation plan and to provide analytical information to management. Our IT systems are an essential component of our business and growth strategies, and a serious disruption to our IT systems could significantly limit our ability to manage and operate our business efficiently. These systems are vulnerable to, among other things, damage and interruption from power loss or natural disasters, computer system and network failures, loss of telecommunications services, physical and electronic loss of data, security breaches and computer viruses. Any disruption could cause our business and competitive position to suffer and adversely affect our business and operating results. In addition, if we experience future growth, we will need to scale or change some of our systems to accommodate the increasing number of Members and other customers.

Cyber security risks and the failure to maintain the integrity of data belonging to our company, employees, Members, and preferred customers could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We collect and retain large volumes of data relating to our business and from our employees, Members, and preferred customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. We are subject to significant security and privacy regulations, as well as requirements imposed by the credit card industry. Maintaining compliance with these evolving regulations and requirements could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, Members or preferred customers, which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

We anticipate that a substantial portion of our business will be conducted in foreign markets, exposing us to the risks of trade or foreign exchange restrictions, increased tariffs, foreign currency fluctuations, disruptions or conflicts in our Vendor Member's operation in their business boundary and similar risks associated with foreign operations, includes but not limited to the third party suppliers of the U-Life products.

We anticipate that a substantial portion of our sales will be generated outside the United States. If we are successful in entering foreign markets, we anticipate that the percentage of our sales generated outside the United States will increase. There are substantial risks associated with foreign operations. For example, a foreign government may impose trade or foreign exchange restrictions, increased tariffs or other legal, tax, customs or other financial burdens on us or our Members, due, for example, to the structure of our operations in various markets. Any such actions could negatively impact our operations and financial results. We are also exposed to risks associated with foreign currency fluctuations. For instance, in preparing our financial statements, we translate revenue and expenses in our markets outside the United States from their local currencies into U.S. Dollars using weighted average exchange rates. If the U.S. Dollar strengthens relative to local currencies, our reported revenue, gross profit and net income will likely be reduced. Foreign currency fluctuations can also result in losses and gains resulting from translation of foreign currency denominated balances on our balance sheet. Additionally, purchases from suppliers are generally made in U.S. Dollars while sales to distributors are generally made in local currencies. Accordingly, strengthening of the U.S. Dollar versus a foreign currency could have a negative impact on us. Specifically, because we anticipate that a significant percentage of our revenues will initially be generated in Japan, strengthening of the U.S. Dollar versus the Japanese yen has had and could continue to have an adverse impact on our financial results. Although we may engage in transactions intended to reduce our exposure to foreign currency fluctuations, there can be no assurance that these transactions will be effective. Given the complex global political and economic dynamics that affect exchange rate fluctuations, it is difficult to predict future fluctuations and the effect these fluctuations may have upon future reported results or our overall financial condition.

Additionally, we may be negatively impacted by conflicts with or disruptions caused or faced by third party importers, as well as conflicts between such importers and local governments or regulatory agencies. Our operations in some markets also may be adversely affected by political, economic and social instability in foreign countries.

Global economic conditions could harm our business.

Global economic conditions continue to be challenging and unpredictable. Consumer confidence and spending have declined in recent years and the global credit crisis has limited access to capital for many companies and consumers. The global economic downturn could adversely impact our business by causing a decline in demand for our products, particularly if the economic conditions are prolonged or worsen. In addition, poor global economic conditions may adversely impact access to capital for us and our suppliers, may decrease Members' ability to obtain or maintain credit, and may otherwise adversely impact our operations and overall financial condition.

If we are unable to maintain the appropriate level of internal controls, our shareholders could lose confidence in our financial reporting and our stock price could suffer.

Following the acquisition of control of the Company in September 2017, we have not yet implemented updated internal controls to help ensure the accuracy of our financial reporting and have implemented internal controls to comply with Section 404 of the Sarbanes-Oxley Act of 2002. We plan to regularly audit our internal controls and various aspects of our business and to regularly assess the effectiveness of our internal controls. There can be no assurance, however, that these internal or external assessments and audits will identify all significant or material weaknesses in our internal controls. Any failure to correct a weakness in internal controls could result in the disclosure of a material weakness. We also cannot assure you that significant deficiencies or material weaknesses in our internal control over financial reporting will not exist in the future.

If we are to expand our product offerings, we may need to raise additional capital.

Although we plan to introduce the U-Life Product line to our Online Mall, we anticipate that we primarily will depend on the monthly Service Fees to participate in the Online Mall for our revenue. We may decide to expand our product portfolio and may seek to do so by acquiring products by license or through product or company acquisitions. If cash generated from operations is insufficient to satisfy our requirements in this regard, we may need to raise additional capital, which may be dilutive to our existing shareholders. If we are unable to raise additional required capital in a timely manner, we could be forced to reduce our growth plans.

Risks Relating to Our Business and Industry

If we are unable to retain Members or attract additional Members, our revenue will not increase and may even decline.

Our Members may terminate their services at any time, and we can terminate Members for conduct violative of our policies and procedures. As such, like most direct selling companies, we may experience turnover among Members. The departure for any reason of one of our leading Members can be a major disruption to other Members and can have a significant negative impact on our operating results. Members who join our company to purchase our products for personal consumption or for short-term income goals may only stay with us for a short time. While we take steps to help train, motivate, and retain Members, we cannot accurately predict the number or productivity of our Members.

Our operating results will be harmed if we and our leading Members do not generate sufficient interest in our business to retain existing Members and attract new Members. The number and productivity of our Members could be harmed by several factors, including:

•	any adverse publicity regarding us, our products, our distribution channel, or our competitors;

•	non-compliance by our Members with applicable legal requirements or our policies and procedures;

•	lack of interest in existing or new products or their failure to achieve desired results;

•	lack of a compelling business opportunity sufficient to generate the interest and commitment of new Members;

•	any changes we might make to our Members compensation plan;

•	any negative public perception of our company or our products or their ingredients;

•	any negative public perception of our Members and direct selling business in general;

•	our actions to enforce our policies and procedures;

•	any efforts to sell our products through competitive channels;

•	any regulatory actions or charges against us or others in our industry; and

•	general economic and business conditions.

Although our Members will be independent contractors, improper actions that violate laws or regulations could harm our business.

Our Members will not be employees and will act independent of us. However, activities by our Members that violate applicable laws or regulations could result in government or third-party actions against us, which could harm our business. Our Members will be required to agree to abide by our strict policies and procedures designed to ensure our Members will comply with legal requirements. We do not yet have a compliance department that addresses violations of our Members when they become known to us, but we anticipate creating a compliance department as business conditions permit. However, given the anticipated size of our network, we believe that we may experience problems with Members violating our policies and procedures from time to time and are not always able to discover or remedy such violations.

One of our most significant areas of risk with respect to Members activities relates to improper product claims and claims regarding the business opportunity of being an Members. Any determination by the Federal Trade Commission, any state agency or other similar governmental agency outside the United States that we or our Members are not in compliance with applicable laws could materially harm our business. Even if governmental actions do not result in rulings or orders against us, they could create negative publicity that could detrimentally affect our efforts to recruit or motivate Members and attract customers or lead to consumer lawsuits against us. As we experience growth in the number of our Members, we anticipate thate we may see an increase in sales aids and promotional material being produced by Members in some markets. This places an increased burden on us to monitor compliance of such materials and increases the risk that such materials could contain problematic product or marketing claims in violation of our policies and applicable regulations. As we expand internationally, our Members may attempt to anticipate additional new markets that we may enter in the future and begin marketing and sponsoring activities in markets where we are not qualified to conduct business. These activities could subject us to legal or regulatory claims or actions, which could result in fines, penalties or negative publicity, any of which could have an adverse impact on our business.

Laws and regulations may prohibit or severely restrict direct selling and cause our revenue and profitability to decline, and regulators could adopt new regulations that negatively impact our business.

Various government agencies throughout the world regulate direct selling practices. The laws and regulations applicable to us and our Members in Japan are particularly stringent. These laws and regulations are generally intended to prevent fraudulent or deceptive schemes, often referred to as "pyramid" schemes, which compensate participants primarily for recruiting additional participants without significant emphasis on the sale of product to end consumers. The laws and regulations in some of our markets impose cancellations, product returns, inventory buy-backs and cooling-off rights for our Members and customers. Excessive refunds and/or product returns pursuant to local laws and regulations could have a negative impact on our operating results. Complying with these rules and regulations can be difficult and requires the devotion of significant resources on our part. We may not be able to continue business in existing markets or commence operations in new markets if we are unable to comply with these laws or adjust to changes in these laws.

Our direct selling program could be found to be not in compliance with current or newly adopted laws or regulations in one or more markets, which could prevent us from conducting our business in these markets and harm our financial condition and operating results.

Some of the legal and regulatory requirements concerning the direct selling business model are ambiguous and subject to interpretation. As a result, regulators and courts have discretion in their application of these laws and regulations, and the enforcement or interpretation of these laws and regulations by governmental agencies or courts can change. Recent allegations by short sellers regarding the legality of multi-level marketing companies generally have also created intense public scrutiny of our industry and could cause governmental agencies to change their enforcement and interpretation of applicable laws and regulations. The failure of our business to comply with current or newly adopted regulations or interpretations could negatively impact our business in a particular market or in general and may adversely affect our stock price.

We may become involved in legal proceedings that are expensive, time consuming and, if adversely adjudicated or settled, could adversely affect our financial results.

Litigation claims can be expensive and time consuming to bring or defend against and could result in settlements or damages that could significantly affect our financial results. It is not possible to predict the final resolution of litigation to which we may become a party, and the impact of litigation proceedings on our business, results of operations and financial condition could be material.

Our business is subject to strict government regulations.

The manufacturing, packaging, labeling, advertising, sale and distribution of our U-Life Products may be subject to federal laws and regulations by one or more federal agencies, including, in the United States, the Food and Drug Administration, or FDA, the Federal Trade Commission, or FTC, the Consumer Product Safety Commission, the United States Department of Agriculture, and the Environmental Protection Agency. These activities also may be regulated by various state, local, and international laws and agencies of the states, localities and countries in which our products are sold. For instance, the FDA regulates, among other things, the composition, safety, labeling, and marketing of dietary supplements (including vitamins, minerals, herbs and other dietary ingredients for human use). Government regulations may prevent or delay the introduction, or require the reformulation, of our products, which could result in lost revenues, increased costs and delay our expansion into new international markets.

We are subject to the risk of investigatory and enforcement action by the FTC.

We are subject to the risk of investigatory and enforcement action by the FTC based on our advertising claims and marketing practices. The FTC routinely reviews product advertising, including websites, to identify significant questionable advertising claims and practices. The FTC has brought many actions against dietary supplement companies based upon allegations that applicable advertising claims or practices were deceptive or not substantiated. If the FTC initiates an investigation, the FTC can initiate pre-complaint discovery that may be nonpublic in nature. Any investigation may be very expensive to defend and may result in an adverse ruling or in a consent decree.

Government authorities may question our tax positions or transfer pricing policies or change their laws in a manner that could increase our effective tax rate or otherwise harm our business.

As a U.S. company doing business in international markets through subsidiaries, we will be subject to various tax and intercompany pricing laws, including those relating to the flow of funds between our company and our subsidiaries. From time to time, we may be audited by tax regulators in the United States and in our foreign markets. If regulators challenge our tax positions, corporate structure, transfer pricing mechanisms or intercompany transfers, we may be subject to fines and payment of back taxes, our effective tax rate may increase and our operations may be harmed. Tax rates vary from country to country, and, if tax authorities determine that our profits in one jurisdiction may need to be increased, we may not be able to fully utilize all foreign tax credits that are generated, which will increase our effective tax rate. The various customs, exchange control and transfer pricing laws are continually changing and are subject to the interpretation of government agencies. We may experience increased efforts by customs authorities in foreign countries to reclassify our products or otherwise increase the level of duties we pay on our products. Despite our efforts to be aware of and comply with such laws, and changes to and interpretations thereof, there is a risk that we may not continue to operate in compliance with such laws. We may need to adjust our operating procedures in response to such changes and, as a result, our business may suffer. In addition, due to the international nature of our business, from time to time, we are subject to reviews and audits by taxing authorities of other jurisdictions in which we conduct business throughout the world.

Non-compliance with anti-corruption laws could harm our business.

We anticipate that our international operations will be subject to anti-corruption laws, including the Foreign Corrupt Practices Act, also known as the FCPA. Any allegations that we are not in compliance with anti-corruption laws may require us to dedicate time and resources to an internal investigation of the allegations or may result in a government investigation. Any determination that our operations or activities are not in compliance with existing anti-corruption laws or regulations could result in the imposition of substantial fines, and other penalties. Although we have implemented anti-corruption policies and controls to protect against violation of these laws, we cannot be certain that these efforts will be effective.

The loss of or inability to attract key personnel could negatively impact our business.

Our future performance will depend upon our ability to attract, retain, and motivate our executive and senior management team. Our success depends to a significant extent both upon the continued services of our current executive and senior management team, as well as our ability to attract, hire, motivate, and retain additional qualified management in the future. Specifically, competition for executive and senior staff in the direct selling markets is intense, and our operations could be adversely affected if we cannot attract and retain qualified personnel. Additionally, former members of our executive and senior management team have in the past, and could in the future join or form companies that compete against us in the direct selling industry.

All of our employees are "at will" employees, which means any employee may quit at any time and we may terminate any employee at any time. We do not carry "key person" insurance covering members of senior management or our employees.

We may be held responsible for certain taxes or assessments relating to the activities of our Members, which could harm our financial condition and operating results.

Our distributors are subject to taxation, and in some instances, legislation or governmental agencies impose an obligation on us to collect or withhold taxes, such as value added taxes or income taxes, and to maintain appropriate records. In the event that local laws and regulations or the interpretation of local laws and regulations change to require us to treat our Members as employees, or that our Members are deemed by local regulatory authorities in one or more of the jurisdictions in which we operate to be our employees rather than independent contractors under existing laws and interpretations, or our Members are deemed to be conducting business in countries outside of the country in which they are authorized to do business, we may be held responsible for social security, income, and other related taxes in those jurisdictions, plus any related assessments and penalties, which could harm our financial condition and operating results. If our Members were deemed to be employees rather than independent contractors, we would also face the threat of increased vicarious liability for their actions.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

The loss of our intellectual property rights in our products could permit our competitors to manufacture their own version of our products. We have attempted to protect our intellectual property rights in our products through a combination of patents, patent applications, trademarks, confidentiality agreements, non-compete agreements and other contractual protection mechanisms, and we will continue to do so. While we intend to defend against any threats to our intellectual property, our patents or various contractual protections may not adequately protect our intellectual property. In addition, we could be required to expend significant resources to defend our rights to proprietary information, and may not be successful in such defense.

Moreover, our intellectual property rights are more limited outside of the United States than they are in the United States. As such, we may not be successful in preventing third parties from copying or misappropriating our intellectual property. There can also be no assurance that pending patent applications owned by us will result in patents being issued to us, that patents issued to or licensed by us in the past or in the future will not be challenged or circumvented by competitors or that such patents will be found to be valid or sufficiently broad to protect our products or to provide us with any competitive advantage. Third parties could also obtain patents that may require us to negotiate to obtain licenses to conduct our business, and any required licenses may not be available on reasonable terms or at all. We also rely on confidentiality and non-compete agreements with certain employees, Members, consultants and other parties to protect, in part, trade secrets and other proprietary rights. There can be no assurance that these agreements will not be breached, that we will have adequate remedies for any breach, that others will not independently develop substantially equivalent proprietary information or that third parties will not otherwise gain access to our trade secrets or proprietary knowledge.

Third parties might claim that we infringe on their intellectual property rights.

Although the dietary supplement industry has historically been characterized by products with naturally occurring ingredients, recently it is becoming more common for suppliers and competitors to apply for patents or develop proprietary technologies and processes. Third parties may assert intellectual property infringement claims against us despite our efforts to avoid such infringement. Such claims could prevent us from offering competitive products or result in litigation or threatened litigation.

Economic, political, and other risks associated with our international operations could adversely affect our revenues and international growth prospects.

As part of our business strategy, we intend to continue to expand our international presence. Our international operations are subject to a number of risks inherent to operating in foreign countries, and any expansion of our international operations will increase the effects of these risks. These risks include, among others:

•	political and economic instability of foreign markets;

•	foreign governments' restrictive trade policies;

•	lack of well-established or reliable legal systems in certain areas in which we operate;

•	inconsistent product regulation or sudden policy changes by foreign agencies or governments;

•	the imposition of, or increase in, duties, taxes, government royalties, or non-tariff trade barriers;

•	difficulty in collecting international accounts receivable and potentially longer payment cycles;

•	the possibility that a foreign government may limit our ability to repatriate cash;

•	increased costs in maintaining international marketing efforts;

•	problems entering international markets with different cultural bases and consumer preferences; and

•	fluctuations in foreign currency exchange rates.

Any of these risks could have a material adverse effect on our international operations and our growth strategy.

Item 2. Financial Information.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as soon as the filing and preparation of the financial information is complete. Information relating to the Company's financial position, including since the change in control in September 2017, will be provided in that Quarterly Report.

Item 3. Properties.

As of the date of this Current Report, the Company owned no properties.

The Company has a combined headquarters and sales office in Los Angeles, California. The office space is approximately 2,500 square feet, and the monthly rent is $4,400.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

Beneficial Ownership of Officers, Directors, and 5% or more Shareholders

The following table sets forth certain information furnished by current management and others, concerning the beneficial ownership of our common stock as of November 6, 2017, of (i) each person who is known to us to be the beneficial owner of more than five percent of our common stock; (ii) all directors and named executive officers; and (iii) our directors and executive officers as a group. The percentages below are based on a total of 203,999,984 shares outstanding as of October 10, 2017.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(1)

Sehee (Kevin) Lee, Chairman	119,669,025	58.66%

Jae Yoon Chung, President, CEO, CFO	1,000,000	0.49%

Victor Hyunjoon Park	69,669,025	34.15%

Named Executive Officers, Executive Officers, and Directors as a Group (2 Persons)	120,669,025	59.15%

(1)
This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate. Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such option, warrant, or other convertible instrument but are not deemed outstanding for computing the percentage of any other person. Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table. As of November 6, 2017, the Company had 203,999,991 shares outstanding.

Item 5. Directors and Executive Officers.

The table below sets forth information about our directors and executive officers as of the date of this Current Report.

Name	Age	Position
Jae Yoon Chung	31	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, Director

Sehee (Kevin) Lee	55	Chairman of the Board of Directors

Junsik Lim	48	Chairman of the Field Executives

Victor Hyunjoon Park	55	Chairman of the Board of Ethics

The following is a summary of the biographical information about our officers and directors.

Jae Yoon Chung, Age 31, President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director

Jae Yoon Chung is an entrepreneur and also serves as the Chief Executive Officer of U-Mind Club, Inc., an online marketplace designed with an artificial intelligence (AI) engine and e-commerce platform. Mr. Chung attended the University of California Los Angeles, and studied chemistry in 2009. In 2012, he studied at Le Cordon Bleu, the world's largest hospitality education institution with a focus on hospitality management, culinary arts, and gastronomy in Pasadena, California and worked at The Walt Disney Company at Walt Disney World in Orlando, Florida in 2013 and Disneyland in Anaheim, California until 2017.

Sehee Lee, Age 55, Chairman of the Board of Directors,

Sehee Lee graduated from Seoul National University in Seoul, South Korea with a BA degree in German Language and Literature. He began his career in international business in 1987 with Kolon International, Ltd. and during the early years of the Internet, he joined Solvit Media, Ltd. in 1994. Mr. Lee has extensive business experience in areas ranging from international trade, insurance, information technology, IP telephony, virtual life, and 3-D films. He has worked with major US insurance companies such as Metropolitan Life Insurance and established several corporations such as DVN, LLC (Digital Voice Network), Solvit Trade & Consulting, Inc. and inDSP, LLC (Digital Stereoscopic Pictures). He has managed firms in their marketing management and product strategy from its product life cycles; from concept, to development and maturity. As the Chairman of U-Mind Club, Inc., Mr. Lee has been engaged in developing virtual reality, e-commerce technology and artificial intelligence (AI) programs to provide consumer sub-consciousness behavior oriented commerce platforms.

Junsik Lim, Age 48, Chairman of the Field Executives

Junsik Lim, a financial expert, is a Korean National who lives in Japan, graduated from Komazawa University Graduate Division of Commerce in Japan in 1992 and has held the CEO and other financial and executive positions within several international companies. His careers have been made up with Koni International Co., Ltd. (Japan), as the Representative Director, until 2000 after his military service in Korea and 2 years of study in the United Kingdom and he joined to the new business unit of Samsung Japan Co., Ltd. and Japan e-Samsung Co., Ltd. In 2004, he was reappointed to the position of the Representative Director of Koni International Co., Ltd. (Japan) until 2008. He assumed offices as representative director for H & H Korea Co., Ltd. (Korea) and H & H Co., Ltd. (Japan) and appointed as a member of Board of Directors of SBI Mortgage Co., Ltd. (Japan) since that time.

Victor Hyunjoon Park, Age 55, Chairman of the Board of Ethics

Victor Park graduated as M Div., from Golden Gate Baptist Theological Seminary (Mill Valley, CA), as well as, Yonsei University and The Graduate School of Yonsei University. Since October 2000, he has served as Pastor for Korean Department of Berkland Baptist Church (Los Angeles, CA), Korean Department of Compass Fellowship Church (New York, NY) and he is now the Pastor for Faithful Korean Baptist Church (New York, NY) from 2013.

Item 6. Executive Compensation.

As of the date of this Report, the Company had only one officer, Mr. Chung. As of the date of this Report, no officer or director had received any compensation. It is anticipated that Mr. Chung will be paid $4,500 per month, beginning in December once the Company has made arrangements for payroll and other services.  Mr. Chung does not currently have an employment agreement.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Mr. Lee and Mr. Chung previously worked together at U-Mind Club, Inc., a California corporation ("Club").  The business of Club was similar to that of the Company, but there was no merger between Club and the Company, nor did the Company acquire any assets from Club.

Mr. Lee recently invested funds into the Company in exchange for which the Company agreed to issue shares of the Company's common stock to him or his designees.  The stock purchase agreement was agreed to by Mr. Chung as a disinterested board member.

Item 8. Legal Proceedings.

None.

Item 9. Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.

As of the date of this Current Report, the Company's stock traded under the symbol UMSG on the OTC Bulletin Board. There is an extremely limited market for the Company's securities.

Holders

As of November 6, 2017, we had approximately 91 holders of our common stock.

Common Stock; Preferred Stock

Our Certificate of Incorporation authorizes the issuance of up to 250,000,000 shares of common stock, par value $0.0001 per share.   The Certificate of Incorporation also authorizes the issuance of up to 5,000,000 shares of Preferred Stock, par value $0.0001 per share.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

As of the date of this Current Report, the Company did not have any equity based or other long-term incentive programs.  In the future, the Company may adopt and establish an equity-based or other long-term incentive plan if it is in the best interest of the Company and its stockholders to do so.

Item 10. Recent Sales of Unregistered Securities.

As noted above, on November 1, 2017, the Company sold 200,000,000 shares of the Company's common stock to Mr. Lee in exchange for the investment of $100,000 pursuant to a Stock Purchase Agreement (the "SPA").

The issuance of the Shares under the SPA was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506 of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from Mr. Lee, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Item 11. Description of Registrant's Securities to be Registered.

General

We are authorized to issue an aggregate number of 255,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.0001 par value per share and 5,000,000 are preferred shares, $0.0001 par value per share.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.0001 par value per share. As of the date of this Current Report, we had 203,999,984 shares of common stock issued and outstanding.

Each share of common stock has one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

Our Board of Directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the designations, powers, preferences and relative, participating, optional and other special rights, if any, of each such class or series and the qualifications, limitations and restrictions thereof, including dividend rights, conversion rights, voting rights, sinking-fund provisions, terms of redemption, liquidation preferences, preemption rights, and the number of shares constituting any series or the designation of such series, without any further vote or action by the stockholders. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and could have the effect of delaying, deferring or preventing a change in control of us.

Series A Preferred Stock

On April 30, 2014, the Company filed a certificate of designations of preferences, rights and limitations of Series A Preferred Stock with the Secretary of State of the State of Nevada and the number of shares so designated is nine (9), par value $0.001 and issued to the management team. The Series A Preferred Stock collectively had voting rights equal to eighty percent (80%) of the total current issued and outstanding shares of common stock. If at least one shares of Series A Preferred Stock was outstanding, the aggregate shares of Series A Preferred Stock would be convertible to a number of shares of common stock equal to four times the sum of the total number of shares of common stock issued and outstanding at the time of conversion. This effectively provided the holders of the Series A Preferred Stock voting control on all matters presented to the shareholders of the Company.  As of the date of this Current Report, no shares of Series A Preferred Stock remained outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent's address is 18 Lafayette Place, Woodmere, NY 11598, and its telephone number is 212-828-8436.

Item 12. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Wyoming corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Item 13. Financial Statements and Supplementary Data.

As a Smaller Reporting Company, the Company is not required to provide the information required by this item.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Resignation of Independent Registered Public Accounting Firm.

On September 6, 2017, Debra L. Lindaman of DLL CPAs, LLC ("DLL") notified the Company that she was winding down her PCAOB firm for SEC audits. As a result, she resigned as the Company's independent registered public accounting firm of the Company. From August 10, 2017 (date of engagement) through to the date of this Current Report on Form 8-K, (1) there were no disagreements with DLL on any matter of accounting principles or practices, financial statement disclosure, or procedure, which, if not resolved to the satisfaction of DLL, would have caused DLL to make reference to the subject matter of the disagreements in connection with their report, and (2) there were no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

New Independent Registered Public Accounting Firm

On September 6, 2017, the Company engaged Michael Gillespie & Associates, PLLC. ("Gillespie") as our new independent principal accountant to audit the Company's financial statements and to perform reviews of interim financial statements. During the two most recent fiscal years ended December 31, 2015 and December 31, 2016 and during the subsequent interim period from January 1, 2017 through September 6, 2017, neither the Company nor anyone on its behalf consulted Gillespie regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Gillespie concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a "disagreement" or a "reportable event", each as defined in Regulation S-K Item 304(a)(1)(v), respectively.

Prior Changes in Accountants

Resignation of MaloneBailey LLP

On June 1, 2017, MaloneBailey LLP ("Malone") resigned as independent registered public accountant of Orion Financial Group, Inc. The auditor report by Malone contained in the financial statements of the Company for the years ended December 31, 2013 and 2012, filed as part of the annual reports on Form 10-K for the year ending December 31, 2013, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company's ability to continue as a going concern. There had been no disagreements with Malone on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on March 26, 2012 to December 31, 2013, nor from December 31, 2013 through June 1, 2017, which disagreement(s), if not resolved to the satisfaction of Malone, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report. However, the Company's management conducted an evaluation of the effectiveness of our internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control—Integrated Framework. Based on its evaluation, the Company's management concluded that our internal controls over financial reporting are not effective due to material weaknesses in areas covering impairment determination, revenue recognition and supervisory responsibilities.

In assessing the effectiveness of our internal control over financial reporting, management identified the following material weakness in internal control over financial reporting as of December 31, 2013:

·
Deficiencies in Segregation of Duties. The Chief Executive Officer and the Chief Financial Officer are actively involved in the preparation of the financial statements, and therefore cannot provide an independent review.

The 10-K did not include an attestation report of Malone regarding internal control over financial reporting. Management's report was not subject to the attestation by the Company's registered public accounting firm pursuant to temporary rules of the SEC that permit the Company to provide only management's report in this annual report.

Appointment of DLL CPAs

On August 10, 2017, the Company engaged DLL CPAs, LLC ("DLL") as our new independent principal accountant to audit the Company's financial statements and to perform reviews of interim financial statements. Neither the Company, nor anyone on its behalf has consulted DLL with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) any matter that was either the subject of a disagreement with MaloneBailey or a reportable event with respect to MaloneBailey; (iii) the type of audit opinion that might be rendered on the Company's financial statements, and none of the following was provided to the Company: (a) a written report, or (b) oral advice that DLL concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issue; or (iv) Any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.  The decision to engage DLL was approved by the Company's Board of Directors.

Item 15. Financial Statements and Exhibits.

The Company will file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as soon as the report and the preparation of the financial information has been completed. Information relating to the Company's financial position, including since the change in control in September 2017, will be provided in that Quarterly Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description

99.1	Stock Purchase Agreement between the Company and Sehee (Kevin) Lee (incorporated by reference to Exhibit 99 to the Company's Current Report on Form 8-K, filed November 6, 2017)

99.2	Software Platform License Agreement between the Company and U-Mind Club, Inc.

99.3	Business Agreement between the Company and Dotin LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Mind Space, Inc.

Date: November 21, 2017
By: /s/ Jae Yoon Chung
Name: Jae Yoon Chung
Title: President, Chief Executive Officer